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                                                            EXHIBIT 23(a)



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 3, 1997 (except with respect to the matters discussed in Note 17 and the last two paragraphs of Note 5, as to which the dates are March 10, 1997 and May 27, 1997, respectively) appearing in the prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) (4) under the Securities Act of 1933 as part of Registration Statement No. 333-28011. We also consent to all references to our Firm included in this Registration Statement.



                                             Arthur Andersen LLP

Louisville, Kentucky
December 18, 1997